UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 23, 2015, WPCS International Incorporated (the “Company”) announced that, on February 20, 2015, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement”) with Zurich American Insurance Company (“Zurich”) which provides for the payment to Zurich by the Company of $650,000 to settle the Company’s outstanding balance of approximately $1,850,000 that had been in default, and was previously due in full on December 31, 2013 under an existing forbearance agreement with Zurich. Upon execution of the Settlement, the Company paid Zurich $200,000, with the remaining balance of $450,000 payable in 10 equal monthly installments of $45,000.

As part of the Settlement, Zurich remains entitled to receive a customer payment in the amount of approximately $324,000 related to the Company’s previous project at the Cooper Medical Center of Rowan University in Camden, New Jersey (the “Cooper Project”) for the Camden County Improvement Authority (the “CCIA”), but only if such amount is collected by the Company. Moreover, conditioned upon receipt of the full settlement amount, Zurich has agreed to release all of its entire right, title and interest in and to the Cooper Project, against which the Company recently filed an action to recover approximately $2,400,000 from the CCIA.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated February 23, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: February 23, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer